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                                                                    EXHIBIT 99.1





                   [CYTOCLONAL PHARMACEUTICS INC. LETTERHEAD]





                                                CONTACT:  JOAN GILLETT
                                                          214-353-2922 EXT. 341

                                                          TOM NORTON
                                                          202-955-6222

            CYTOCLONAL PHARMACEUTICS ANNOUNCES NEW BUSINESS STRATEGY
                          AND NAME CHANGE TO EXEGENICS

                 -Company adopts new "platform" business model -

NEW YORK, OCTOBER 24, 2001 - The new leadership team of Cytoclonal Pharmaceutics Inc. (NASDAQ: CYPH) today unveiled a new business strategy to move the Company towards a commercially viable, "platform" biotechnology company that can drive revenue-generating partnerships with its drug discovery technologies in the near term, and build an internal drug development pipeline to create longer-term value.

The company also announced a name change to eXegenics Inc. to reflect the new direction of the company. The name change will become official, and trading under the new Nasdaq symbol "EXEG" will start by October 25, 2001. The Company is delivering a presentation for investors and shareholders at the Grand Hyatt Hotel in New York at 8:00 a.m. on Wednesday October 24, 2001. The event will be available by live web cast at http://www.cytoclonal.com/webcast/ . Recorded audio replay of the event will be available from October 24th, 12 Noon (ET) through midnight Wednesday, October 31st by calling (888) 203-1112 (Confirmation # 495759).

"This is an exciting new direction for us. At eXegenics we will focus solely on those programs that have the highest commercial potential and provide a balance of near-term and long-term revenue growth," said Ronald L. Goode, Ph.D., President and CEO of the Company. "These actions follow an intense review of the many assets and ongoing programs at the company by technology consultants and business advisors."

Dr. Goode continued, "We have built a first class team that over the next 12-18 months will deliver on the substantial milestones from this new, focused business strategy. We are expanding our business development efforts to build partnerships with leading drug discovery companies to further validate the utility of our technologies and generate near-term revenues to build shareholder value. Importantly, we have the cash to implement our new strategic plan."






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Six primary elements of the new eXegenics' business strategy are as follows:

o Introduction of the QUANTUM CORE TECHNOLOGY(TM) (QCT(TM)) Platform to the pharmaceutical industry. QCT is a chemistry-based drug lead "creation" technology that analyzes protein structure to systematically discover small-molecule enzyme inhibitors that can become lead compounds for drug development. We believe that this proprietary technology is ready to help potential partners rapidly advance their target validation programs into lead compounds and identify additional, novel lead compounds for EXEGENICS' own development programs.

o Selection of lead compounds for Alzheimer's disease, tuberculosis and the common cold. This program needs at least 12 to 18 months for lead selection and optimization. However, these potential compounds represent huge market opportunities and bringing just one compound into preclinical development would be tremendous validation of our QCT Platform that identified these core leads.

o Accelerated commercialization of the OPTIMIZATION OF ANTISENSE INHIBITION SEQUENCES(TM) (OASIS(TM)) Platform. This proprietary suite of computational algorithms can identify the specific biological sequence of individual antisense drug leads. It can also be used in a "high-throughput" modality to discover gene function. Our plan is to leverage this unique asset through partnerships and utilize it more fully to enhance our own discovery efforts.

o Continued deployment of resources to the ongoing paclitaxel program with Bristol-Myers Squibb. This program has made tremendous progress in the eyes of our partner, however, there are large scientific hurdles to overcome and we are exploring new routes to extend or expand our relationship.

o Continued investigation of our promising vaccine creation program that will include consolidation of current vaccine research facilities into the Company's Dallas headquarters.

o    Divestment via outlicensing or partnering of other projects including:
     Gaucher's Disease, Polycystic Kidney Disease, and Lung Cancer, as well as other work in Breast Cancer, Ovarian Cancer, and Melanoma Cancer. An aggressive marketing program will be implemented to identify partners who have the resources to license and advance these promising projects into commercialization.

To support the new scientific direction of the company, several key personnel changes have been made including the naming of three distinguished scientists to the Office of the Chief Scientific Officer (CSO) for eXegenics. Those appointed to that office include two consultants who will function on a regular part-time basis plus Arthur Bollon, Ph.D., Founder of Cytoclonal Pharmaceutics. The two outside participants in the Office of the CSO are Professor Andrew Kende, Ph. D., University of Rochester, emeritus holder of the Houghton Chair of Organic Chemistry; and Fred Radzialowski, Ph.D., former Vice



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President of Drug Metabolism at Searle Pharmaceuticals. Dr. Bollon will have primary responsibility for the Company's paclitaxel program with BMS, Dr. Kende will have primary responsibility for the Drug Discovery platforms (QCT and OASIS) and Dr. Radzialowski will have primary responsibility for the vaccine creation technology.

Cytoclonal Pharmaceutics Inc. (soon to be eXegenics) is a biotechnology company that has developed a suite of platform technologies -- QCT(TM) (Quantum Core Technology(TM)) and OASIS(TM) (Optimized Anti-Sense Inhibitory Sequence(TM)), to accelerate and enhance the discovery and creation of new pharmaceutical products. The Company's lead proprietary pharmaceutical product programs are focused on developing new therapies and vaccines to combat cancer and infectious diseases. The company is also engaged in a program with Bristol Myers Squibb to optimize the production of paclitaxel, the active ingredient in Taxol(R). Additional information on the company can be found at www.exegenicsinc.com

This news release contains forward-looking statements. Such remarks are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Factors that might cause such a difference include, among others, uncertainties related to the ability to attract and retain partners for the Company's technologies, the identification of lead compounds, the successful pre-clinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, pharmaceutical collaborator's ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third party reimbursement, and other factors described in the Company's filings with the Securities and Exchange Commission.



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                              FINANCIAL HIGHLIGHTS


SUMMARY STATEMENT OF INCOME DATA (UNAUDITED)                                                    FOR THE NINE MONTHS ENDED
                                                                                                 9/30/01           9/30/00
                                                                                             --------------    --------------
Revenues and other income                                                                    $    2,114,000    $    1,795,000
Research and development expenses                                                                 4,114,000         2,051,000
General and administrative expenses                                                               5,041,000         5,376,000
                                                                                             --------------    --------------
   Total expense                                                                                  9,155,000         7,427,000
Net loss                                                                                     $   (7,041,000)   $   (5,768,000)
Basic and diluted loss per common share                                                      $        (0.45)   $        (0.41)
Weighted average number of shares outstanding- basic and diluted                             $   16,165,018    $   14,002,000



                                                                                          SEPTEMBER 30, 2001   DECEMBER 31, 2000
                                                                                              (unaudited)
                                                                                             --------------    --------------
SUMMARY BALANCE SHEET DATA
                                                                                             $   27,900,000    $   35,408,000
Cash (non-designated)

Long-term Liabilities                                                                               687,000           781,000

Shareholders' equity                                                                         $   27,770,000    $   35,775,000



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